UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): OCTOBER 3, 2005

                              ALPHA INNOTECH CORP.
             (Exact name of registrant as specified in its charter)

          DELAWARE                   1-14257                   58-1729436
(State or other jurisdiction       (Commission               (IRS Employer
        of incorporation)          File Number)             Identification No.)


          2401 MERCED STREET, SAN LEANDRO, CALIFORNIA             94577
            (Address of principal executive offices)           (Zip Code)

       Registrant's telephone number, including area code: (510) 483-9620


                                  XTRANA, INC.
                      P.O. BOX 668, SEDALIA, COLORADO 80135
          (Former name or former address, if changed since last report)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

         |_|      Written   communications   pursuant  to  Rule  425  under  the
                  Securities Act (17 CFR 230.425)

         |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         |_| Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4c))


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SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

         Information included in this Form 8-K may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology. Forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that any projections or other expectations included in any forward-looking statements will come to pass. Our actual results could differ materially from those expressed or implied by the forward-looking statements as a result of various factors. Except as required by applicable laws, we undertake no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

SECTION 2 - FINANCIAL INFORMATION

ITEM 2.01         COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

         On December 14, 2004, Alpha Innotech Corp. (formerly Xtrana, Inc.) (the "Registrant") entered into the previously disclosed Agreement and Plan of Merger (as amended on each of April 6, 2005, July 6, 2005 and August 25, 2005, the "Merger Agreement") with Alpha Innotech Corporation, a California corporation ("Alpha CA"), and AIC Merger Corporation, our wholly-owned subsidiary ("Merger Sub"). The closing of the transactions contemplated under the Merger Agreement occurred on October 3, 2005. At the closing, pursuant to the terms of the Merger Agreement, Merger Sub was merged with and into Alpha CA, with Alpha CA continuing after the merger as the surviving corporation and our wholly-owned subsidiary (such transactions are referred to as the "Merger"). In exchange for all the issued and outstanding equity securities of Alpha CA, we issued to the former shareholders of Alpha CA an aggregate of 8,072,484 shares of our common stock (taking into account the reverse stock split described below in this report). As a result of the Merger, the former Alpha CA shareholders hold approximately 83% of our issued and outstanding common stock and stockholders who held our common stock immediately prior to the Merger hold approximately 17% of our issued and outstanding common stock (excluding options and warrants).

         Pursuant to the Merger Agreement, of the total Merger consideration, 500,000 shares of common stock have been deposited in escrow to satisfy Alpha CA's potential indemnification obligations under the Merger. An additional 500,000 treasury shares of our common stock have been deposited in escrow to satisfy our potential indemnification obligations under the Merger Agreement. These shares will be released from escrow in the event that no indemnification claims are brought by the respective parties on or prior to March 31, 2006.

         Pursuant to the Merger Agreement, we assumed all outstanding Alpha CA options and warrants on substantially identical terms, with proportionate adjustments of the number of underlying shares and exercise price of the options and warrants based on the applicable exchange ratio.


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         There are no material relationships between us and Alpha CA, other than in respect of the Merger Agreement and related documents. Merger Sub was a wholly-owned subsidiary of Xtrana, Inc., formed solely for the purpose of effecting the Merger.

         Concurrently with the closing of the Merger, we changed our corporate name from Xtrana, Inc. to Alpha Innotech Corp.

         Immediately prior to the closing of the Merger, we effected a reverse stock split pursuant to which each ten shares of our outstanding common stock was exchanged for one new share of common stock, as described in further detail below in this report.

         A copy of the press release, issued on October 4, 2005, announcing the closing of the Merger is filed with this report as Exhibit 99.1 and incorporated hereby by reference. A copy of the Merger Agreement and the Amendments to the Merger Agreement are filed with this report as Exhibits 2.1, 2.1.1, 2.1.2 and 2.1.3.

     ALPHA CA BUSINESS AND FINANCIAL INFORMATION

INTRODUCTION-FORWARD LOOKING STATEMENTS

         Except for statements of historical fact, the statements herein are forward-looking and are subject to a number of risks and uncertainties that could cause actual results to differ materially from the statements made. These include, among others, uncertainty associated with progress in research and development programs, timely development, launch and acceptance of new products, establishment of new corporate alliances and other factors described below under the headings "Market Opportunity", " Technology", "Products", "Customers" and "Distribution". In addition, such risks and uncertainties also include the matters discussed under Management's Discussion and Analysis of Financial Condition and Results of Operations below.

OVERVIEW

         Alpha CA develops, manufactures and markets digital imaging and detection systems for the life science research and drug discovery markets. Alpha CA's goal is to combine instruments, reagents and bioinformatics software to offer integrated modular technology platforms for the electrophoresis, functional genomics, proteomics and cell analysis markets. Alpha CA was incorporated in California in 1992. Alpha CA maintains its corporate offices at 2401 Merced Street, San Leandro, California 94577 and its telephone number is
(510)    483-9620.    Alpha   CA's    corporate   web   site   is   located   at
www.alphainnotech.com.

MARKET OPPORTUNITY

         Alpha CA believes that international trade in scientific instruments in general, and the research and development budgets of customers in certain pharmaceutical and biotechnology companies in particular, have risen since 2002 and will continue to rise this year. Alpha CA intends to capture a share of this rise with its product mix comprising instruments, software and reagents for the gel imaging, microarray, and array of arrays markets.

         Alpha CA represents a small segment of a life science research tool market. This market includes a wide range of technologies such as various types of instruments, reagents, consumables and software. Given the complexities and focus of these tools for specific applications, Alpha CA is not aware of any objective and accurate third party reports on various


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life science  market  segments  that can be used to determine  Alpha CA's market share in this market. While Alpha CA does not have an accurate third party quantitative measure of market size for its specific products, Alpha CA management estimates the target market for Alpha CA's products is approximately $675 million with a projected growth rate of over 20% annually.

         Alpha CA believes the human genome project, genome studies of other organisms, and large scale gene expression studies have identified and will continue to identify many target genes. Alpha CA believes there is and will be an increasing need for efficient tools and methods to further study this multitude of target genes. Many genomic and some proteomics studies are currently conducted using the microarray (slide) format. Alpha CA believes multiplexed arrays or "array of arrays" (microtitre well) format will increasingly be adopted by the life science research and drug discovery markets for proteomics and cell analysis studies. The Alpha CA NovaRay array reader was developed for and useful in both microarray and array of arrays formats. TECHNOLOGY

         Alpha CA patent portfolio consists of three issued U.S. patents and five U.S. patent applications relating to its proprietary NovaRay(R) and Gel Imaging technology. These patents expire in 2018, 2022 and 2024. One of the five applications has been allowed and the fourth patent will be granted upon payment of the issue fee and application fee.

         Under the terms of an agreement between Digital Optical Imaging Corporation ("DigiOpt") and Alpha CA, Alpha CA received certain exclusive license rights to make and sell products incorporating the inventions disclosed in four of DigiOpt's United States patents. These patents describe the use of micro-optical-electrical-mechanical components such as digital micro mirror devices for controlling both excitation and emission light in ways that can improve the performance of instruments like the NovaRay(R). The agreement remains in effect until the last underlying patent or patent application has expired or is abandoned. The latest to expire patent covered by this agreement is scheduled to expire in 2021. Alpha CA committed to pay certain patent prosecution fees and costs; to date these costs have been minimal. Alpha CA committed to pay DigiOpt guaranteed minimum royalties of the aggregate of $40,000 over the five-year period following the earlier of the first commercial sale of a product incorporating the technology or August 2006. Alpha CA has not made any royalty payments to date. DigiOpt may convert the exclusive license rights to non-exclusive if Alpha CA does not make a first commercial sale by August 2006, or terminate them outright if Alpha CA does not make a first commercial sale by February 2007.

         Alpha CA's proprietary instrument designs and software are also protected under state and federal trade secret and copyright law.

PRODUCTS

         Alpha CA sells instruments, software and consumables used in life science research laboratories for the study of nucleic acids (DNA and RNA) and proteins used to discover and develop new pharmaceuticals. Alpha CA's products address two segments of the life science research market: Gel Documentation and Microarray/Multiplexed Arrays.

         GEL DOCUMENTATION. Alpha CA's digital imaging systems for Gel Documentation are used to detect, archive, and analyze fluorescent, chemiluminescent and visible signals from biological samples such as DNA, proteins and bacterial colonies. For example, in a common laboratory procedure called electrophoresis, DNA molecules being analyzed are loaded into one


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end of a "gel" and driven toward the other end by an electric charge.  Molecules of different lengths and electrical charges travel at different speeds through the gel. After electrophoresis, comparing the location of an unknown DNA
molecule  with  the  location  of  known   standardized   DNA  samples  such  as
AlphaQuant(TM) molecular ladders will provide important information to the researcher about the size of unknown sample DNA molecules. However, the DNA samples are usually invisible to the naked eye. To determine their locations, a chemical such as ethidium bromide is added. The ethidium bromide binds to double stranded DNA and "fluoresces", that is, it absorbs light energy of one wavelength ("excitation") and emits a different wavelength ("emission"). The researcher may then place the sample gel into any of Alpha CA's gel imaging instruments (the FluorChem(TM), AlphaImager(R), or AlphaDigiDoc(TM)) which bathes the sample in excitation light energy (in this example, ultraviolet radiation) and captures the emission light energy with a scientific grade CCD camera. The researcher may then use the analysis features of AlphaEase(R) software for image capture and analysis to determine the size of the unknown DNA sample molecule. The researcher may also determine the quantity of the unknown molecules with AlphaEase(TM) by comparing signal intensities of the unknown with the standard.

         Other Alpha CA products in the Gel Documentation group include software for analysis of "2-D" protein gels (Alpha GelFox(TM) software for 2D gel analysis), reagents for use in chemiluminescent applications (ChemiGlow(TM) chemiluminescent substrate), and software packages for electronic document security (Alpha PART 11 Ease(TM) software for 21 C.F.R. Part 11 compliance).

         MICROARRAY/MULTIPLEXED ARRAYS. Alpha CA's other major product group is for the Microarray/Multiplexed Arrays market, in which researchers analyze slides or multi-well microplates "printed" with genomic or proteomic information, and in some cases, live cell cultures. The NovaRay(R) includes a patented combination of a broad source lamp with multiple filter sets to provide researchers maximum flexibility in their choice of fluorescent labels when analyzing biochips such as microarrays. The NovaRay(R) reader provides additional flexibility to the researcher by accommodating both the microplate and the slide formats. The researcher can then analyze the emissions from the samples using ArrayEase(R) analysis software. The NovaRay(R) has been placed with select early-access customers. The NovaRay(R) is scheduled for broader market launch in the fourth quarter of 2005.

         PRODUCTS UNDER DEVELOPMENT. Alpha CA intends to introduce in the fourth quarter of 2005, a laser-based microarray reader targeted at customers who use the single slide format. Alpha CA intends also to offer as early as the fourth quarter of 2005 other array analysis software.

CUSTOMERS

         Alpha  CA's  customers   include   pharmaceutical   and   biotechnology
companies, universities, medical centers, government research institutes and agencies worldwide.

DISTRIBUTION

         In the United States Alpha CA's products are sold through a network of direct sales representative and independent manufactures representatives. Internationally, Alpha CA's products are sold through a network of 41 independent distributors in 43 countries worldwide. No distributor accounts for more than 6.5% of Alpha CA's revenues. Alpha CA's independent distributors generally have exclusive distribution rights for their respective territories and perform sales, marketing and technical support functions for their local customers.


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EMPLOYEES

         As of September 30, 2005, Alpha CA had 49 full-time employees. Alpha CA considers its relations with employees to be satisfactory. None of Alpha CA employees is covered by a collective bargaining agreement.

FACILITIES

         Headquarters, manufacturing, and research and development are housed in 35,000 feet of leased space in San Leandro, California. This lease expires in December 2011.

LEGAL PROCEEDINGS

         Alpha CA is not involved in any legal proceedings that would have a material adverse impact on our business, financial condition or results of operations.

RISK FACTORS

         You should carefully consider the following risk factors and all other information contained in this report. An investment in Alpha CA involves a high degree of risk. If any of the following events or outcomes actually occurs, our business, operating results, and financial condition would likely suffer.

ALPHA CA HAS A HISTORY OF OPERATING LOSSES AND MAY INCUR FUTURE LOSSES.

         Alpha CA has not been profitable since 1999. Alpha CA's losses were $3.3 million, $2.0 million and $2.6 million for fiscal years 2004, 2003 and 2002, respectively and Alpha CA had an accumulated deficit of $14.2 million as of December 31, 2004 and $16.5 million as of June 30, 2005. Alpha CA's losses have resulted principally from costs incurred in research and development, manufacturing and from selling, general and administrative costs associated with its operations.

         Alpha CA's ability to generate significant revenues and maintain profitability is dependent in large part on its ability to expand its customer base, increase sales of its current products to existing customers, manage its expense growth, and enter into additional supply, license and collaborative arrangements as well as on its ability to successfully manufacture and commercialize products incorporating its technologies in new applications and in new markets.

ADDITIONAL FINANCING WILL BE REQUIRED FOR ALPHA CA'S FUTURE BUSINESS AND OPERATIONS.

         Alpha CA will require additional capital resources in order to conduct its operations and develop its products. While Alpha CA estimates that upon completion of the Merger, its capital resources will be sufficient to fund its current level of operations over the near term, it cannot guarantee that this will be the case. Additional funds will be required to implement Alpha CA's business plan over the longer term. Alpha CA may not be successful in raising such additional capital on favorable terms or at all.


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ALPHA CA'S  BUSINESS  DEPENDS ON RESEARCH AND  DEVELOPMENT  SPENDING  LEVELS FOR
PHARMACEUTICAL  AND  BIOTECHNOLOGY   COMPANIES  AND  ACADEMIC  AND  GOVERNMENTAL
RESEARCH INSTITUTIONS.

         Alpha CA expects that its revenues in the foreseeable future will be derived primarily from products and services provided to pharmaceutical and biotechnology companies and academic, governmental and other research institutions. Alpha CA's success will depend upon their demand for and use of its products and services. Alpha CA's operating results may fluctuate substantially due to reductions and delays in research and development expenditures by these customers. For example, reductions in capital expenditures by these customers may result in lower than expected instrumentation sales. These reductions and delays may result from factors that are not within Alpha CA's control, such as:

         o        changes in economic conditions;

         o        changes  in  government   programs  that  provide  funding  to
                  companies and research institutions;

         o changes in the regulatory environment affecting life sciences companies and life sciences research;

         o market-driven pressures on companies to consolidate and reduce costs; and

         o        other factors affecting research and development spending.

ALPHA CA MUST SPEND A SIGNIFICANT AMOUNT OF TIME AND RESOURCES TO DEVELOP PRODUCTS, AND IF THESE PRODUCTS DO NOT ACHIEVE COMMERCIAL ACCEPTANCE, ITS OPERATING RESULTS MAY SUFFER.

         Alpha CA expects to spend a significant amount of time and resources to develop new products and refine existing products. In light of the long product development cycles inherent in its industry, these expenditures will be made well in advance of the prospect of deriving revenues from the sale of new products. Alpha CA's ability to commercially introduce and successfully market new products is subject to a wide variety of challenges during this development cycle that could delay introduction of these products. If it does not achieve market acceptance of new products, its operating results will suffer.

ALPHA CA DEPENDS ON A LIMITED NUMBER OF SUPPLIERS AND IT WILL FACE DELAYS IN MANUFACTURING OF ITS PRODUCTS IF SHIPMENTS FROM THESE SUPPLIERS ARE DELAYED OR INTERRUPTED.

         Alpha CA depends on its vendors to provide components of its products in required volumes, at appropriate quality and reliability levels, and in compliance with regulatory requirements. If supplies from these vendors were delayed or interrupted for any reason, Alpha CA would not be able to produce or sell products in a timely fashion or in sufficient quantities or under acceptable terms.

ALPHA CA'S DEPENDENCE ON CONTRACT MANUFACTURING AND OUTSOURCING OTHER PORTIONS OF ITS SUPPLY CHAIN MAY ADVERSELY AFFECT ITS ABILITY TO BRING PRODUCTS TO MARKET.

         As part of Alpha CA's efforts to streamline operations and to cut costs, it has been outsourcing and will continue to evaluate additional outsourcing of certain operations. If Alpha CA's contract manufacturers or other outsourcers fail to perform their obligations in a timely


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manner or at  satisfactory  quality  levels,  Alpha CA's ability to timely bring products to market could suffer.

IF ALPHA CA IS UNABLE TO MAINTAIN ITS RELATIONSHIPS WITH COLLABORATIVE PARTNERS, IT MAY HAVE DIFFICULTY DEVELOPING AND SELLING ITS PRODUCTS AND SERVICES.

         Alpha CA believes that its success in penetrating its target markets depends in part on its ability to develop and maintain collaborative relationships with key companies as well as with key academic researchers. Alpha CA considers DigiOpt to be one such key collaborative relationship. Relying on these or other collaborative relationships is risky to its future success because:

         o        its   partners   may  develop   technologies   or   components
                  competitive with its products;

         o some of its agreements may terminate prematurely due to disagreements between it and its partners;

         o its partners may not devote sufficient resources to the development and sale of its products;

         o its partners may be unable to provide the resources required for it to progress in the collaboration on a timely basis;

         o        its collaborations may be unsuccessful; or

         o        it  may  not  be  able  to  negotiate   future   collaborative
                  arrangements on acceptable terms.

IF ALPHA CA IS UNABLE TO MAINTAIN ITS RELATIONSHIPS WITH, AND FULFILL ITS CONTRACTUAL OBLIGATIONS TO, ITS SELLING AND DISTRIBUTION PARTNERS, ITS GROWTH AND FINANCIAL RESULTS MAY BE ADVERSELY AFFECTED.

As a small company, Alpha CA must continue to nurture current and future distribution partners in order to continue to grow. Any issue that materially affects its ability to deliver and support products with any of its current or future distribution partners could significantly impact financial results.

ALPHA CA'S CURRENT SALES, MARKETING AND TECHNICAL SUPPORT ORGANIZATION MAY LIMIT ITS ABILITY TO SELL ITS NEWER PRODUCTS.

         Alpha CA believes that the market for microplate format arrays and their readers is still evolving, and that initial sales for these readers will require significant support from its in-house applications scientists. Alpha CA may not have sufficient in-house resources to support worldwide sales of these products.

ALPHA CA FACES INTENSE COMPETITION FROM OTHER COMPANIES.

         Alpha CA's products face competition from other companies, including Bio Rad, Kodak, Fuji, UVP, Perkin Elmer, Molecular Devices and Tecan, that have more financial resources, technical staff and manufacturing and marketing capabilities than it does. It may be difficult for Alpha CA to compete with larger companies investing greater resources in development, marketing and distribution of their products.


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DUE TO THE  INTERNATIONAL  NATURE OF ALPHA CA'S BUSINESS,  POLITICAL OR ECONOMIC
CHANGES OR OTHER FACTORS COULD HARM ITS BUSINESS.

         38% of Alpha CA's revenue is currently generated from sales outside the United States. Though such transactions are denominated in U.S. dollars, Alpha CA's future revenue, gross margin, expenses and financial condition are still affected by such factors as changes in foreign currency exchange rates, unexpected changes in, or impositions of, legislative or regulatory requirements, including export and trade barriers and taxes; longer payment cycles and greater difficulty in accounts receivable collection. Alpha CA is also subject to general geopolitical risks in connection with international operations, such as political, social and economic instability, potential hostilities and changes in diplomatic and trade relationships. Alpha CA cannot assure investors that one or more of the foregoing factors will not have a material adverse effect on its business, financial condition and operating results or require it to modify its current business practices.

THIRD PARTIES MAY CLAIM THAT ALPHA CA IS INFRINGING THEIR INTELLECTUAL PROPERTY, AND IT COULD SUFFER SIGNIFICANT LITIGATION OR LICENSING EXPENSES OR BE PREVENTED FROM SELLING PRODUCTS.

          While Alpha CA does not believe that any of its products infringe the valid intellectual property rights of third parties, it may be unaware of intellectual property rights of others that may cover some of its technology, products or services. Any litigation regarding patents or other intellectual property could be costly and time-consuming and could divert its management and key personnel from its business operations. The complexity of the technology involved and the uncertainty of intellectual property litigation increase these risks. Claims of intellectual property infringement might also require it to enter into costly license agreements. However, it may not be able to obtain license agreements on terms acceptable to it, or at all. Alpha CA also may be subject to significant damages or injunctions against development and sale of certain of its products.

THIRD PARTIES MAY INFRINGE ALPHA CA'S INTELLECTUAL PROPERTY, AND IT MAY EXPEND SIGNIFICANT RESOURCES ENFORCING ITS RIGHTS OR SUFFER COMPETITIVE INJURY.

         Alpha CA's success depends in large part on its proprietary technology. Alpha CA relies on a combination of patents, copyrights, trademarks, trade secrets, confidentiality provisions and licensing arrangements to establish and protect its proprietary rights. If it fails to successfully enforce its intellectual property rights, its competitive position could suffer, which could harm its operating results.

         Alpha CA's pending patent and trademark registration applications may not be allowed, or competitors may challenge the validity or scope of its patents, copyrights or trademarks. In addition, its patents may not provide us a significant competitive advantage.

         Alpha CA may be required to spend significant resources to monitor and police its intellectual property rights. It may not be able to detect infringement and its competitive position may be harmed before it does so. In addition, competitors may design around its technology or develop competing technologies. Intellectual property rights and Alpha CA's ability to enforce them may also be unavailable or limited in some foreign countries, which could make it easier for competitors to capture market share and result in lost revenues.

IF ALPHA CA LOSES ITS KEY PERSONNEL OR IS UNABLE TO ATTRACT AND RETAIN ADDITIONAL SKILLED PERSONNEL, ITS BUSINESS MAY SUFFER.

         Alpha CA depends substantially on the principal members of its management, including Haseeb Chaudhry, Chief Executive Officer and Darryl Ray, Chief Operating Officer and President. Any officer or employee can terminate his or her relationship with Alpha CA at any time and work for one of our competitors. Alpha CA's ability to operate successfully and manage its potential future growth depends significantly upon retaining key research, technical, sales, marketing, managerial and financial personnel, and attracting and retaining additional highly qualified personnel in these areas. Alpha CA faces intense competition for such personnel from numerous companies in the highly competitive northern California business area. The inability to attract and retain these personnel could result in delays in the research, development and commercialization of its potential products.

TO ATTRACT AND RETAIN QUALIFIED PERSONNEL, ALPHA CA MAY NEED TO GRANT LARGE STOCK-BASED INCENTIVES THAT COULD BE DILUTIVE TO ITS SHAREHOLDERS AND IT MAY BE REQUIRED TO OFFER HIGHLY COMPETITIVE SALARIES WHICH WOULD INCREASE FUTURE OPERATING COSTS.

         To attract and retain skilled personnel, Alpha CA may be required to issue large stock option grants or other equity incentives which may be significantly dilutive to existing shareholders. Due to application of SFAS 123(R), such equity incentives would require the Company to record compensation expenses that would adversely impact earnings. If Alpha CA is required to pay highly competitive base salaries and cash bonuses to attract and retain skilled personnel, its operating results would also suffer.

INTEGRATING  ACQUIRED   TECHNOLOGIES  MAY  BE  COSTLY  AND  MAY  NOT  RESULT  IN
TECHNOLOGICAL ADVANCES.

         Alpha CA has licensed in certain technologies and is working with collaborators to integrate those technologies into future products. However, market advances resulting from the integration of technologies may not be achieved as successfully or rapidly as anticipated, if at all.

IF ALPHA CA LOSES SOME OR ALL RIGHTS TO THE DIGITAL OPTICAL IMAGING PATENTS, ITS BUSINESS MAY SUFFER.

         Under the terms of an agreement between Digital Optical Imaging Corporation ("DigiOpt") and Alpha CA, Alpha CA received certain exclusive rights to make and sell products incorporating the inventions disclosed in four United States patents. Alpha CA is working with strategic partners to incorporate these technologies into future products. Under the terms of the agreement, Alpha CA is obligated to pay certain patent prosecution costs and maintenance fees. Failure to pay these costs and fees as they arise may lead to abandonment of the rights. Furthermore, under the terms of the agreement, DigiOpt may convert the exclusive license to non-exclusive if Alpha CA does not make its first commercial sale of a product incorporating the licensed technology by August 4, 2006, and may terminate the license if Alpha CA does not make its first commercial sale of a product incorporating the licensed technology by February 4, 2007. Loss of these exclusive rights by abandonment, conversion, or termination would impair Alpha CA's ability to develop and market new products.

IF ALPHA CA SUFFERS LOSS TO ITS FACTORIES, FACILITIES OR DISTRIBUTION SYSTEM DUE TO CATASTROPHE, ITS OPERATIONS COULD BE SERIOUSLY HARMED.

         Alpha CA's factories, facilities and distribution system are subject to catastrophic loss due to fire, flood, terrorism or other natural or man-made disasters. In particular, its production facilities and headquarters in
California could be subject to a catastrophic loss caused by earthquake. If these facilities were to experience a catastrophic loss, it could disrupt Alpha CA's operations, delay production, shipments and revenue and result in large expenses to repair or replace the facility. Although Alpha CA carries insurance for property damage and business interruption, we do not carry insurance or
financial   reserves  for   interruptions   or  potential  losses  arising  from
earthquakes.

CHANGES IN ACCOUNTING AND FINANCIAL REPORTING RULES AND REGULATIONS, INCLUDING COMPLIANCE WITH THE SARBANES-OXLEY ACT OF 2002, COULD MATERIALLY AFFECT ALPHA CA'S FINANCIAL RESULTS.

         The generally accepted accounting principles (GAAP) with which Alpha CA's financial statements comply are subject to interpretation by the Securities and Exchange Commission and various other regulatory and advisory bodies. A change in the interpretation or application of these principles could significantly affect Alpha CA's financial results and may even retroactively affect previously reported financial statements.

         The Sarbanes-Oxley Act of 2002 requires changes in Alpha CA's corporate governance and compliance practices. In particular, compliance with Section 404 of the Sarbanes-Oxley Act will increase financial and legal costs by an as yet undetermined amount and therefore the impact on future financial results cannot be quantified. The increased liability exposure stipulated by the Sarbanes-Oxley Act may also make it difficult to attract and retain qualified members of Alpha CA's board of directors and executive officers.

ALPHA CA FINANCIAL INFORMATION

         The Audited Consolidated Financial Statements of Alpha CA as of and for the years ended December 31, 2004 and 2003 and related Management's Discussion and Analysis of financial Condition for the Years 2003 and 2004, are incorporated herein by reference to Appendix C of the Xtrana, Inc. Definitive Proxy Statement on Schedule 14A as filed with Securities and Exchange Commission on August 12, 2005. Certain unaudited financial information for the six months ended June 30, 2005 and 2004, is attached to this Form 8-K as EXHIBIT 99.2.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION FOR SIX MONTHS ENDED JUNE 30, 2005

         The following Management's Discussion and Analysis of Financial Condition and Results of Operations contains forward-looking statements that involve risks and uncertainties, such as statements of our plans, objectives, expectations and intentions. Any statements that are not statements of historical fact are forward-looking statements. When used, the words "anticipate," "believe," "estimate," "expect," "intend," "plan," and similar expressions identify certain of these forward-looking statements. These forward-looking statements are subject to risks and uncertainties that could cause actual results or events to differ materially from those expressed or implied by the forward-looking statements in this Form 8-K. Alpha Innotech does not undertake any obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this filing.

CRITICAL ACCOUNTING POLICIES

         Alpha CA's financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires it to make estimates and judgments that affect the reported amounts of its assets, liabilities, revenue and expenses. Alpha CA bases its estimates on historical experience and on various other assumptions that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. Alpha CA's critical accounting policies are set forth below.

REVENUE RECOGNITION

         Alpha CA's revenue is derived from the sale of digital imaging systems, net of returns and allowances and is recognized when a contract is executed, all delivery obligations have been met, the fee is fixed and determinable, and collectibility is probable. All products are sold with a 1-year standard warranty agreement and Alpha CA records an associated reserve for estimated warranty costs.

         For products sold where software is deemed to be more than incidental, Alpha CA follows Statement of Position ("SOP") 97-2, "Software Revenue Recognition," as amended. Revenue earned on software arrangements involving multiple elements is allocated to each element based on vendor-specific objective evidence, which is based on the price charged when the same element is sold separately. When a digital imaging system is sold, the multiple elements are software and maintenance and support. Revenue allocated to software is recognized when a contract is executed, all delivery obligations have been met, the fee is fixed and determinable, and collection is probable. Revenue allocated to maintenance and support is recorded as deferred revenue when a contract is executed, all delivery obligations have been met, the fee is fixed and determinable, and collection is probable. Deferred revenue for maintenance and support is recognized ratably over the maintenance term (typically for a period of one year, beginning when a digital imaging system is considered sold or an extended maintenance and support contract is signed).


         Revenue is recorded net of estimated returns. Alpha CA's management makes estimates of potential future product returns related to current period revenue. Alpha CA analyzes historical returns, current economic trends and changes in its customer demand and acceptance of its product when evaluating the adequacy of its allowance for sales returns and other allowances, such as allowance for bad debts, in any accounting period. As of June 30, 2005 and December 31, 2004, Alpha CA's allowance for sales returns was $75,000 and $35,000, respectively, and its allowance for doubtful accounts was $17,000 and $47,000, respectively.

INVENTORY

         Alpha CA records inventories at the lower of cost or market value, with cost generally determined on a first-in, first-out basis. Alpha CA performs periodic valuation assessments based on projected sales forecasts and analyzing upcoming changes in future configurations of its products and record inventory write-downs for excess and obsolete inventory. Although Alpha CA strives to ensure the accuracy of its forecasts, it periodically is faced with uncertainties. As of June 30, 2005 and December 31, 2004, Alpha CA's allowance for excess and obsolete inventory was $114,000 and $81,000, respectively.

DEFERRED TAXES VALUATION ALLOWANCE

         Alpha CA believes that significant uncertainties exist regarding the future realization of deferred tax assets, and, accordingly a full valuation allowance is required which amounted to $4,533,000 at December 31, 2004. In subsequent periods when Alpha CA generates pre-tax income, a tax expense will not be recorded to the extent that the remaining valuation allowance can be used to offset that expense. Once a consistent pattern of pre-tax income is established or other events occur that indicate that the deferred tax assets will be realized, additional portions or all of the remaining valuation allowance will be reversed back to income. Should Alpha CA generate pre-tax losses in subsequent periods, a tax benefit will not be recorded and the valuation allowance will be increased. Despite the valuation allowance, Alpha CA retains the ability to utilize the benefits of net operating loss carryforwards and research and development credits.

         The following Management's Discussion and Analysis of Financial Condition and Results of Operations should be read in conjunction with Alpha
CA's financial statements and the related notes thereto. This discussion contains forward-looking statements based upon current expectations that involve risks and uncertainties, such as Alpha CA's plans, objectives, expectations and intentions. Alpha CA's actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of several factors.

COMPARISON OF THE SIX MONTHS ENDED JUNE 30, 2005 AND 2004

REVENUES

         Alpha CA's revenues are primarily derived from sale of instruments, software, consumables, and service contracts. Revenues for the six months ended June 30, 2005 increased $208,000 or 4.3%, to $5,018,000, from $4,810,000 for the six months ended June 30, 2004. There was not any material growth in the mix of revenue between software, consumables, or service contracts, in the number of units sold, or sales prices. However, the number of units sold for instrument sales increased, with no material change in price, due to improvements in the gel imaging product line.

         Revenues outside of the United States represented 38% of Alpha CA's total revenues for the six months ended June 30, 2005 and 32% of Alpha CA's total revenues for the six months ended June 30, 2004. The increase in international revenues is due primarily to increasing sales to emerging markets, particularly Asia. Alpha CA anticipates its international revenue to account for an increasing percentage of the total revenue in the immediate future.

COST OF GOODS SOLD

         Cost of goods sold includes direct material, labor and manufacturing overhead. Cost of goods sold for the six months ended June 30, 2005 increased $247,000 or 9.8%, to $2,773,000, from $2,526,000 for the six months ended June
30, 2004 due primarily to increased material costs from product upgrades.

GROSS PROFIT

         Gross profit for the six months ended June 30, 2005 decreased $39,000 or 1.7%, to $2,245,000, from $2,284,000 for six months ended June 30, 2004. The gross profit as a percent of revenues declined from 47.5% for the six months ended June 30, 2004 to 44.7% for the six months ended June 30, 2005. There were no significant changes in labor or overhead rates, but material costs did increase due to the upgrading of some products.

SALES AND MARKETING EXPENSES

         Sales and marketing expenses for the six months ended June 30, 2005 increased $489,000 or 25.2%, to $2,428,000, from $1,939,000 for the six months ended June 30, 2004. The sales and marketing expenses as a percentage of revenues increased from 40.3% for the six months ended June 30, 2004 to 48.4% for the six months ended June 30, 2005. The increase in sales and marketing expenses was primarily due to expenses associated with increasing international revenues, investments in business development, and higher sales and marketing personnel expenses.

RESEARCH AND DEVELOPMENT EXPENSES

         Research and development expenses for the six months ended June 30, 2005 decreased $231,000 or 22.3%, to $807,000 from $1,038,000 for the six months ended June 30, 2004. The research and development expenses as a percentage of revenues decreased from 21.6% for the six months ended June 30, 2004 to 16.1% for the six months ended June 30, 2005. The decrease is a result of significant investment in the development of the gel imaging product line in 2004 as the product was introduced in the second half of 2004.

GENERAL AND ADMINISTRATIVE EXPENSES

         General and administrative expenses for six months ended June 30, 2005 decreased $19,000 or 2.9%, to $643,000 from $662,000 for the six months ended June 30, 2004 due to reduction in management personnel cost and decrease in bad debt reserve, which was offset by increase in the merger costs. The general and administrative expenses as a percentage of revenues decreased from 13.8% for the six months ended June 30, 2004 to 12.8% for the six months ended June 30, 2005.

LIQUIDITY AND CAPITAL RESOURCES

         To date, Alpha CA has funded its operations primarily through private sales of equity securities and borrowings. As of June 30, 2005, Alpha CA had raised a total of $1,978,000 in convertibles notes that were converted into redeemable convertible preferred stock in 2004, a total of $7,743,000, net of offering costs, from the issuance of redeemable convertible preferred stock, and a total of $122,000, net of offering costs, from the issuance of common stock. As of June 30, 2005, Alpha CA's had $566,000 in cash and a working capital deficit of $ 2,662,000.

At June 30, 2005, Alpha CA had the following available to it:

         BFI Business Finance Line of Credit - In connection with funding of operations and development of new products on March 9, 2004, Alpha CA established a line of credit with BFI Business Finance ("BFI"), in which BFI uses Alpha CA's accounts receivable as collateral to obtain advances from BFI up to 80% of Alpha CA's accounts receivable balance at the time of the borrowing, but with principal advances not to exceed $1,000,000. The interest rate of the line of credit is variable, and bears interest at a rate of 3% over prime. The interest rate as of June 30, 2005 was 9% plus a 0.50% per month administrative fee based on the average daily outstanding balance.

         Xtrana Term Loan Agreement - On December 14, 2004, Alpha CA and Xtrana entered into a merger agreement, pursuant to which a wholly-owned subsidiary of Xtrana will be merged with and into Alpha CA, with Alpha CA continuing after the merger as the surviving corporation and a wholly-own subsidiary of Xtrana. Pursuant to the terms of the merger agreement, Xtrana made a loan to Alpha CA in the amount of $500,000 on December 16, 2004. The obligations under the loan are secured by a second priority lien and security interest in substantially all assets of Alpha CA. The loan bears interest at the rate of 6% per annum. This loan and the security interest terminated upon closing of the Merger.

         Loan From Alexandria - On April 8, 2005, Alpha CA secured a loan in the amount of $1,500,000. The loan bears interest at the rate of 12.5% per annum and the outstanding principal amount of the loan is due and payable in 30 equal monthly installments beginning on November 1, 2005. The obligations under the loan are secured by a second priority lien and security interest in substantially all assets of Alpha CA.

         Cash used in operating activities was $460,000 and $210,000 for the six months ended June 30, 2005 and 2004, respectively. For the six months ended June 30, 2005 Alpha CA was able to offset cash used to fund its operating losses by aggressively reducing accounts receivable despite a 4.3% increase in revenues and by deferring cash payments to its vendors. For the six months ended June 30, 2005 cash flows from gross margin were inadequate to cover expenditures for sales and marketing, research and development, and general and administrative expenses.

         Cash provided by financing activities was $1,126,000 and $395,000 for the six months ended June 30, 2005 and 2004, respectively, with borrowing partially offset by repayments. In the six months ended June 30, 2005, $1,500,000 million was provided from issuance of debt obligations and offset by $375,000 of repayments of debt obligation. In the six months ended June 30, 2004, $800,000 was provided from issuance of debt obligations and $337,000 from issuance of convertible notes, offset by $742,000 of repayments of debt obligation.

         Cash used in investing activities was $140,000 and $149,000 for the six months ended June 30, 2005 and 2004, respectively, to purchase property and equipment needed to support our operations.

         Alpha CA rents its office facilities under an operating lease, which expires on December 2011. The following presents our prospective future lease payments under this agreement:

     Year ending December 31:
         2005                                                  $   441,000
         2006                                                      450,000
         2007                                                      459,000
         2008                                                      468,000
         2009                                                      478,000
         Thereafter                                                945,000
                                                               -----------

              Total minimum lease obligation                   $ 3,241,000
                                                               ===========

         Alpha CA believes that subsequent to the reverse merger it will have sufficient cash and available borrowings to meet its operating and capital requirements for the near term. Long-term, Alpha CA will require additional funds to support our working capital requirements or for other purposes and may seek to raise additional funds through public or private equity or debt financing or from other sources. Alpha CA cannot be assured that such additional financing will be available on acceptable terms, or at all.

         If adequate funds are not available to satisfy either short- or long-term capital requirements, Alpha CA might be required to limit its operations significantly and its business might fail.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

         Alpha CA does not use derivative financial instruments in its investment portfolio and has no foreign exchange contracts. Its financial instruments consist of cash and cash equivalents, trade accounts receivable, accounts payable and long-term obligations. Alpha CA considers investments in highly liquid instruments purchased with a remaining maturity of 90 days or less at the date of purchase to be cash equivalents. Alpha CA's exposure to market risk for changes in interest rates relates primarily to its short-term investments and short-term obligations; thus, fluctuations in interest rates would not have a material impact on the fair value of these securities.

         At June 30, 2005, Alpha CA had $566,000 in cash and cash equivalents. A hypothetical 10% increase or decrease in interest rates would not have a material impact on its earnings or loss, or the fair market value or cash flow of these instruments.

EFFECTS OF RECENT ACCOUNT PRONOUNCEMENTS

         In  December  2004,  the FASB  issued  SFAS  No.  123  (revised  2004),
Share-based Payment ("SFAS 123(R)"). This is a revision of SFAS No. 123, Accounting for Stock-based Compensation, and supercedes APB No. 25, Accounting for Stock Issued to Employees ("APB 25"). As noted in Alpha CA's stock based compensation accounting policy described above, Alpha CA generally does not record compensation expense for employee stock options. Under SFAS 123(R), Alpha CA will be required to measure the cost of employee services received in exchange for stock compensation, based on the grant date fair value (with limited exceptions). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award (usually the vesting period). The fair value for stock options will be estimated using an option-pricing model. Excess tax benefits, as defined in SFAS 123(R), will be recognized as an addition to paid-in capital. Under SFAS 123(R), measurement and recognition of compensation expense related to Alpha CA's restricted stock will be the same as APB 25. On April 14, 2005, the Securities and Exchange Commission ("SEC") announced the adoption of a rule that defers the required effective date of SFAS 123(R). The SEC rule provides that SFAS 123(R) is now effective for registrants as of the beginning of the first fiscal year beginning after June 15, 2005, instead of at the beginning of the first quarter after June 15, 2005. Therefore, the required effective date of SFAS 123(R) for calendar year-end public companies is January 1, 2006. Alpha CA is currently evaluating the impact of this statement on its consolidated financial statements.

         In November 2004, FASB issued SFAS 151, Inventory Cost. This statement amends Accounting Research Bulletin No. 43, Chapter 4, Inventory Pricing, to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs and wasted material (spoilage). The provision of the statement is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Alpha CA is currently evaluating the impact of this statement on its consolidated financial statements.

         In January 2003, the FASB issued FASB Interpretation No. 46 ("FIN 46"), Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51. FIN 46 requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. FIN 46 is effective immediately for all new variable interest entities created or acquired after January 31, 2003. For variable interest entities created or acquired prior to February 1, 2003, the provisions of FIN 46 must be applied for the first interim or annual period beginning after June 15, 2003. Alpha CA does not have any ownership in any variable interest entities as of December 31, 2003. Alpha CA will apply the consolidation requirement of FIN 46 in future periods if it should own any interest in a variable interest entity.

         In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. SFAS No. 150 establishes standards for how an issuer classifies and measures financial instruments with characteristics of both debt and equity and requires an issuer to classify the following instruments as liabilities in its balance sheet: (1) a financial instrument issued in the form of shares that is mandatorily redeemable and embodies an unconditional obligation that requires the issuer to redeem it by transferring its assets at a specific or determined date or upon an event that is certain to occur; (2) a financial instrument, other than an outstanding share, that embodies an obligation to replace the issuer's equity shares, or is indexed to such obligation, and requires the issuer to settle the obligation by transferring assets; and (3) a financial instrument that embodies an unconditional obligation that the issuer must settle by issuing a variable number of equity shares if the monetary value of the obligation is based solely or predominantly on (a) a fixed monetary amount, (b) variations in something other than fair value of the issuer's equity shares, or (c) variations inversely related to changes in the fair value of the issuer's equity shares.

         In November 2003, the FASB issued FASB Staff Position No. 150-3, which deferred the effective dates of applying certain provisions of SFAS No. 150 related to mandatorily redeemable financial instruments of certain nonpublic entities and certain mandatorily redeemable noncontrolling interests for public and nonpublic entities.

         For public entities, SFAS No. 150 is effective for mandatorily redeemable financial instruments entered into or modified after May 31, 2003 and is effective for all other financial instruments as of the first interim period beginning after June 15, 2003.

         For mandatorily redeemable noncontrolling interests that would not have to be classified as liabilities by a subsidiary under the exception in paragraph 9 of SFAS No. 150, but would be classified as liabilities by the parent, the classification and measurement provisions of SFAS No. 150 are deferred indefinitely. For other mandatorily redeemable noncontrolling interests that were issued before November 5, 2003, the measurement provisions of SFAS No. 150 are deferred indefinitely. For those instruments, the measurement guidance for redeemable shares and noncontrolling interests in other literature shall apply during the deferral period.

         The adoption of SFAS No. 150 did not have any impact on Alpha CA's consolidated financial statements.

                       MANAGEMENT OF ALPHA INNOTECH CORP.

DIRECTORS AND EXECUTIVE OFFICERS

         The following table sets forth information, as of June 30, 2005, regarding those individuals who will serve as directors and executive officers of the surviving corporation after the Merger.

            NAME              AGE                    POSITION
            ----              ---                    --------
Michael D. Bick, Ph.D.         60     Director
James H. Chamberlain           57     Director
Nagesh Mhatre, Ph.D.           72     Director
Haseeb Chaudhry                39     Chief Executive Officer and Director
Darryl Ray, Ph.D.              53     President, acting Chief Financial Officer,
                                      Chief Operating Officer and Director
William Snider                 35     Director


         MICHAEL D. BICK, PH.D., previously has served as Chairman of Board of Xtrana from July 1993 until the closing of the Merger. Dr. Bick also served as Chief Executive Officer from August 1991 until August 2000 and President from January 1996 until August 2000. In 1988, Dr. Bick founded Xtrana's former subsidiary, MeDiTech, and was President and Chief Executive Officer thereof until it was acquired by Biopool in January 1992. Prior to that date, he was co-founder and president of a privately held medical device firm for ten years. Dr. Bick received a Ph.D. in molecular biology from the University of Southern California in 1971 and was affiliated with the Harvard Medical School and Children's Hospital Medical Center in Boston carrying out research in human genetics from 1971 to 1974. Dr. Bick was a staff member of the Roche Institute of Molecular Biology from 1974 to 1978. Dr. Bick has served on the Board of Counselors of the School of Pharmacy, University of Southern California, is a Charter Member of the Keiretsu Forum of Southern California and a Director of VCBio.

         JAMES H. CHAMBERLAIN was appointed as the interim Chief Executive Officer and Chief Financial Officer of Xtrana in March 2004 and served in that position until the closing of the Merger. Since November 2000, Mr. Chamberlain has served as a director of the West Virginia University Foundation. Mr. Chamberlain founded BioSource International, Inc., a Nasdaq National Market System company dedicated to the research, development, manufacturing, and marketing of biomedical products to the diagnostic and research markets, in 1989. Mr. Chamberlain retired as a director of BioSource and as its Chairman, President, and Chief Executive Officer in 2000. Prior to BioSource, Mr.
Chamberlain was the Manager of Business Development for Amgen, Inc. Mr. Chamberlain also serves on the Boards of Directors of Marligen and Cerionx, both private companies in the biotechnology industry. Mr. Chamberlain received a B.S. degree in biology and chemistry from West Virginia University in 1969 and completed an M.B.A. Executive Program at Pepperdine University in 1981.

         HASEEB CHAUDHRY, co-founded Alpha CA and became its director and Chief Executive Officer in 1992. Mr. Chaudhry has over 14 years of experience in strategic planning, business development, sales and marketing and managing technology and application development. Prior to founding Alpha CA, Mr. Chaudhry was involved with a start-up biotech company, American

Synthesis, where he sold and marketed customized oligonucleotides, reagents, chemicals and scientific instruments. Mr. Chaudhry has participated in various start-up ventures in retail, industrial services and international training. He holds a B.A. degree in Genetics from the University of California, Berkeley.

         DARRYL RAY, PH.D., co-founded Alpha CA and became its director, President and Chief Operations Officer in 1992 and Acting Chief Accounting Officer in 2005. Prior to founding Alpha CA, Dr. Ray was Director of Technical Affairs at American Synthesis, overseeing Quality Assurance of the oligonucleotides manufacturing facility and actively leading the development of a variety of new instruments for Life Science research. Prior to American
Synthesis, Dr. Ray was involved in the development of diagnostic, R&D, and research instruments at American Bionetics (ABN) and Hoefer Scientific Instruments (now Harvard Bioscience). Dr. Ray received his B. S. degree in biology from California State Polytechnic University, Pomona and his Ph.D. degree in Cell Biology from the University of California, Santa Barbara.

         NAGESH S. MHATRE, PH.D. has been a director of Alpha CA and the Executive Chairman since 2001. Dr. Mhatre is currently an executive chairman of BioImagene. Dr. Mhatre has over 40 years of senior management experience in international medical technology companies, including Miles Laboratories (Bayer, AG.) and Becton Dickinson & Company. While at Becton Dickinson, he served for 13 years as corporate vice president and president of its Immunocytometry Systems Division. Prior to this, he was for three years President of Becton Dickinson Laboratory Products, Europe, in Grenoble, France. At Miles Laboratories, he served for four years as managing director, Miles-Yeda, in Rehovot, Israel, a joint venture with the Weizmann Institute of Science. Dr. Mhatre has been a member of the Boards of Governors of Silicon Valley Capital Club, Heidelberg International Club, San Francisco, CA. and Friends of Weizmann Institute of Science. He serves as a Trustee on the Board of World Affairs Council, San Francisco. Dr. Mhatre is a charter member and membership chair (1998-9) of The Indus Entrepreneur-TiE Silicon Valley. Dr. Mhatre received his B.S. degree from Bombay University, India, an M.S. degree from Oregon State University and a Ph.D. degree in biochemistry/microbiology from Rutgers University.

         WILLIAM SNIDER, CFA has been a member of Alpha CA's board of directors since 2002. Mr. Snider is a general partner and co-founder of Emerging Technology Partners, LLC. Prior to ETP he was a mutual fund portfolio manager at
T. Rowe Price. Mr. Snider joined T. Rowe Price in 1991 after attending the Wharton School. Shortly thereafter he became the youngest vice president and portfolio manager in the firm's 60+ year history. His responsibilities included managing $2 billion of mutual fund and institutional client portfolios.


BOARD OF DIRECTORS AND COMMITTEES

         The board of directors will consist of six members immediately following the consummation of the Merger. The board of directors has an audit committee, consisting of Michael Bick and William Snider. The audit committee will oversee the work of the surviving corporation's auditors with respect to financial and accounting matters.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information regarding ownership of the Common Stock as of October 4, 2005 by (a) each person known to Alpha CA to own more than 5% of the outstanding shares of the Common Stock based on the 9,725,811 shares outstanding on October 4, 2005, (b) each continuing director of Alpha CA, (c) Alpha CA's Chief Executive Officer and each other executive officer named in the compensation tables appearing later in this document and
(d) all directors and executive officers as a group. The information in this table is based solely on statements in filings with the Securities and Exchange Commission (the "SEC") or other reliable information.



                                            AMOUNT AND NATURE OF        PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER(1)    BENEFICIAL OWNERSHIP(2)      OF CLASS
--------------------------------------    -----------------------       --------

     5% SHAREHOLDERS

Biotechnology Development Fund II                   1,839,717            18.92%
c/o BioAsia Management Investment
575 High Street, Suite 201
Palo Alto, CA 94301

ETP/FBR Venture Capital, LLC                        1,379,788            14.19%
1901 Research Blvd., Suite 350
Rockville, MD 20850

E-Health Holdings Limited                             976,380             9.18%
15/F, Suite 1502, Chinachem Golden
Plaza, 77 Mody Rd., Tsimshatsui East
Kowloon, Hong Kong


     OFFICERS AND DIRECTORS

Haseeb Chaudhry(3)                                  1,338,115            13.49%

Darryl Ray                                          1,338,115            13.49%

Nagesh S. Mhatre                                      164,650             1.67%

Michael D. Bick                                       109,295             1.11%

James H. Chamberlain                                   17,400             *

William Snider                                          5,715             *

Lewis Chapman                                           4,286             *

All Directors and Executive Officers
   as a group (5 people)                             2,977,575           28.75%


*Less than 1%.

(1)      Unless  otherwise   indicated,   the  address  of  each  of  the  named
         individuals is c/o Alpha Innotech Corp., 2401 Merced Street, San Leandro, California 94577.

(2) Beneficial ownership of shares is determined in accordance with the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power, or of which a person has the right to acquire ownership within 60 days after October 4, 2005. Except as otherwise noted, each person or entity has sole voting and investment power with respect to the shares shown.

(3)      Held by Haseeb and Chloe Chaudhry Family Revocable Trust.

                             EXECUTIVE COMPENSATION

         The following tables and descriptive materials set forth information concerning compensation earned for services rendered to Alpha CA by the Chief Executive Officer (the "CEO") and Alpha CA's next two most highly compensated executive officers for fiscal year 2004 whose salary and bonus for the fiscal year 2004 exceeded $100,000. Collectively, together with the CEO, these are the "Named Executive Officers".

                           SUMMARY COMPENSATION TABLE

                                                   ANNUAL COMPENSATION       SECURITIES
                                         ----------------------------------  UNDERLYING
NAME AND PRINCIPAL POSITION      YEAR       SALARY      BONUS      OTHER      OPTIONS
----------------------------     ----    -----------   -------   ----------   -------
Haseeb Chaudhry, Chief
Executive Officer                2004    $100,000.08                          535,473(2)
                                 2003    $101,282.20   $175.00
                                 2002    $138,461.70

Darryl Ray, President
                                 2004    $100,000.08                          535,473(2)
                                 2003    $101,282.20   $175.00
                                 2002    $138,461.70

Lewis Chapman,VP - Sales and
Marketing (1)                    2004    $114,333.20             $22,036.90


(1) Includes $22,036.90 in commissions. Mr. Chapman joined Alpha CA on April 15, 2004.

(2) Each Mr. Ray and Mr. Chaudhry received a warrant to purchase 535,473 (or 61,120 post-merger) shares of common stock with a purchase price of $0.01 (or $0.087 post-merger) per share.

OPTIONS/EXECUTIVE OFFICERS

      No stock options were granted to the Named Executive Officers during fiscal year 2004.

AGGREGATED OPTION EXERCISES AND OPTION VALUES TABLE

      The following table shows information concerning the exercise of stock options by each of the Named Executive Officers during fiscal 2004, and the value of all remaining exercisable and unexercisable options at December 31, 2004, on a pre-tax basis.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES


                                                         NUMBER OF UNEXERCISED         VALUE OF UNEXERCISED
                                SHARES                        OPTIONS AT               IN-THE-MONEY OPTIONS
                             ACQUIRED ON    VALUE              12/31/04                   AT 12/31/04 (1)
NAME                           EXERCISE    REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
-------------------------    -----------   --------   -----------   -------------   -----------   -------------
Haseeb Chaudhry, Chief
Executive Officer                 0           0          42,005         18,001            0             0

                             -----------   --------    -----------   -------------   -----------   -------------
Darryl Ray, President             0           0          42,005         18,001            0             0
                             -----------   --------    -----------   -------------   -----------   -------------
Lewis Chapman,VP - Sales
and Marketing                     0           0             0             0               0             0

----------
(1) Based on the closing price of the common stock as reported on the OTC Bulletin Board at October 4, 2005, less the exercise price, multiplied by the number of shares underlying the option (the number of shares reflect the 10 to 1 stock split and the merger exchange conversion ratio of 0.1142909).

EMPLOYMENT AGREEMENTS

         An Employment Agreement was executed between Alpha CA and Haseeb Chaudhry dated May 11, 2001 and amended March 28, 2005 which provides for an annual base salary of $100,000, participation in the management bonus plan based on the company's achievement of certain revenue milestones for each of the fiscal years 2005, 2006 and 2007. In the event of termination without cause, death, disability or voluntary resignation within six months of a significant reduction in the level of duties, responsibilities or job description, the company is required to pay Mr. Chaudhry a severance payment equal to his annual base salary.

         An Employment Agreement was executed between the Alpha CA and Darryl Ray dated May 11, 2001 and amended March 28, 2005 which provides for an annual base salary of $100,000, participation in the management bonus plan based on the company's achievement of certain revenue milestones for each of the fiscal years 2005, 2006 and 2007. In the event of termination without cause, death, disability or voluntary resignation within six months of a significant reduction in the level of duties, responsibilities or job description, the company is required to pay Mr. Ray a severance payment equal to his annual base salary.

SECTION 3 - SECURITIES AND TRADING MARKETS

ITEM 3.02         UNREGISTERED SALES OF EQUITY SECURITIES.

         Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

         The issuance of our securities to the former securityholders of Alpha CA in the Merger was exempt from registration under the Securities Act pursuant to Section 4(2) of the Securities Act and/or Rule 506 promulgated thereunder. We made this determination based on the representations of the Alpha CA shareholders which included, in pertinent part, that such shareholders were acquiring the securities for investment purposes for their own respective accounts and not as nominees or agents, and not with a view to the resale or distribution thereof, and that each member understood that the securities may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom. There were a total of 32 shareholders of Alpha CA that received shares of our common stock in the Merger. In addition, 15 of such shareholders represented to us that they were "accredited investors" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act. We provided all such shareholders, including those shareholders who may not qualify as accredited investors, the information required to be furnished under Rule 502(b) of the Securities Act and received confirmation from such shareholders that they had received and been given an opportunity to review such information.

ITEM 3.03         MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.

         Reference is made to the disclosure set forth under Items 2.10 and 5.03 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

         As a result of the closing of the Merger, the former shareholders of Alpha CA own 83% of the total outstanding shares of our capital stock and 83% total voting power of all our outstanding voting securities.

         On October 3, 2005, we amended our certificate of incorporation to effect a reverse stock split pursuant to which each ten outstanding shares of our common stock was exchanged for one new share our common stock. We also changed our corporate name from Xtrana, Inc. to Alpha Innotech Corp. The reverse stock split and name change were effective on the OTC Bulletin Board as of October 6, 2005, and our common stock is now quoted on the OTC Bulletin Board under the symbol "APNO." Our Certificate of Incorporation, as amended, is filed with this report as Exhibits 3.1 and 3.1.1.

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.01         CHANGES IN CONTROL OF REGISTRANT.

         Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

         As a result of the closing of the Merger, the former shareholders of Alpha CA own 83% of the total outstanding shares of our capital stock and 83% total voting power of all our outstanding voting securities.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

         In connection with the closing of the Merger (as described in Item 2.01 of this Current Report on Form 8-K), as of October 3, 2005, James H. Chamberlain resigned as our Chief Executive Officer and Chief Financial Officer and Douglas
L. Ayer, John C. Gerdes, James B. Mahony and N. Price Paschall resigned as members of our Board of Directors.

         On October 3, 2005, in connection with the closing of the Merger, Haseeb Chaudhry was appointed as our Chief Executive Officer, Darryl Ray, Ph.D., was appointed as our President, Chief Operating Officer and Acting Chief Financial Officer.

         On October 3, 2005, in connection with the closing of the Merger, the following persons were appointed as members of our Board of Directors: Haseeb Chaudhry, Darryl Ray, Ph.D., Nagesh Mahtre, PhD, and William Snider.

         For certain biographical and other information regarding the newly appointed officers and directors, see the disclosure under Item 2.01 of this Current Report on 8-K, which disclosure is incorporated herein by reference.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

         On October 3, 2005, we amended our certificate of incorporation to:

         o change our corporate name from Xtrana, Inc. to Alpha Innotech Corp.; and

         o effect a reverse stock split pursuant to which each ten outstanding shares of our common stock was exchanged for one new share our common stock.

         The corporate name change and reverse stock split were effective on the OTC Bulletin Board as of October 6, 2005, and our common stock is now quoted on the OTC Bulletin Board under the symbol "APNO."

         Our Certificate of Incorporation, as amended, is filed with this report as Exhibits 3.1 and 3.1.1.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01         FINANCIAL STATEMENTS AND EXHIBITS.

         (a)      FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

         The Audited Consolidated Financial Statements of Alpha CA as of and for the years ended December 31, 2004 and 2003, are incorporated herein by reference to Appendix C of the Xtrana, Inc. Definitive Proxy Statement on Schedule 14A as filed with Securities and Exchange Commission on August 12, 2005.

         The unaudited consolidated interim financial statements of Alpha CA as of and for the six months ended June 30, 2005 are attached to this report as Exhibit 99.2 and incorporated herein by reference.

         (b)      PRO FORMA FINANCIAL INFORMATION.

             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

         The following unaudited pro forma consolidated financial statements give effect to the reverse acquisition of Alpha CA by Xtrana and are based on the estimates and assumptions set forth herein and in the notes to such statements.

         On December 14, 2004, Xtrana and Alpha CA entered into the Merger Agreement. The closing of the transactions contemplated under the Merger Agreement occurred on October 3, 2005. The following has occurred:

         o Immediately prior to the completion of the proposed reverse acquisition, Xtrana effected a reverse stock split pursuant to which ten shares of Xtrana's outstanding common stock were exchanged for one new share of common stock resulting in approximately 1,653,000 shares being outstanding.

         o Each share of Alpha CA common and preferred stock issued and outstanding at the closing of the merger was converted into shares of the newly issued Xtrana common stock (approximately 8,073,000 shares).

         o Xtrana's wholly-owned subsidiary AIC Merger Corporation merged with and into Alpha CA.

         o        Alpha CA is the surviving corporation.

         o The separate existence of Xtrana and AIC Merger Corporation ended.

         o        Xtrana changed its name to Alpha Innotech Corp.

         The transaction has been accounted for as a reverse acquisition and a recapitalization. Alpha CA is the acquirer for accounting purposes.

         The following unaudited pro forma consolidated financial information gives effect to the above. The unaudited pro forma financial information was prepared from (1) Xtrana's audited historical financial statements included in Xtrana's Form 10-KSB for the year ended December 31, 2004, (2) Xtrana's unaudited historical financial statement included in Xtrana's 10-QSB for the period ended June 30, 2005, (3) Alpha CA's audited historical financial statements for the year ended December 31, 2004 included in Appendix C of Xtrana's Definitive Proxy Statement on Schedule 14A, and (4) Alpha CA's unaudited historical financial statements as of and for the period ended June 30, 2005.

         The unaudited pro forma consolidated balance sheet at June 30, 2005 assumes the effects of the above took place as of June 30, 2005.

         The unaudited pro forma consolidated statement of operations combines the historical statement of operations of Xtrana and Alpha CA for the twelve months ended December 31, 2004. The unaudited pro forma consolidated statement of operations combines the historical statement of operations of Xtrana and Alpha CA for the period ended June 30, 2005. The unaudited pro forma consolidated statements of operations assume that the effects of the above took place as of January 1, 2004.

         The unaudited pro forma consolidated financial information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the transaction had been consummated at the dates indicated, nor is it necessarily indicative of the future operating results of financial position of the consolidated companies.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
As of June 30, 2005 (in thousands)

                                                  Historical                                 Pro Forma
                                            --------------------       --------------------------------------------------
                                             Alpha                    Conversion
                                            Innotech     Xtrana           Of                         Restate
                                          Corporation     Inc.        Preferred        Merger        Capital   Consolidated
                                            --------    --------       --------       --------       --------    --------
ASSETS

Current assets:
     Cash and cash equivalents ..........   $    566    $  2,124       $   --         $   --         $   --      $  2,690
     Accounts receivable, net ...........      1,261        --             --             --             --         1,261
     Inventory, net .....................        799        --             --             --             --           799
     Prepaid expenses and other
        current assets ..................        110          39           --             --             --           149
                                            --------    --------       --------       --------       --------    --------
         Total current assets ...........      2,736       2,163           --             --             --         4,899

Property and equipment, net .............      1,243        --             --             --             --         1,243

Other assets ............................         75        --             --             --             --            75
                                            --------    --------       --------       --------       --------    --------
     Total assets .......................   $  4,054    $  2,163       $   --         $   --         $   --      $  6,217
                                            ========    ========       ========       ========       ========    ========

LIABILTIIES, REDEEMABLE CONVERTIBLE
   PREFERRED STOCK AND SHAREHOLDERS'
   EQUITY

Current liabilities:
     Accounts payable ...................   $  1,918    $     14       $   --         $   --         $   --      $  1,932
     Accrued liabilities ................      1,092          98           --             --             --         1,190
     Debt ...............................      1,635        --             --   (2)       (500)          --         1,135
     Deferred revenue ...................        586        --             --             --             --           586
     Other liabilities ..................        167        --             --             --             --           167
                                            --------    --------       --------       --------       --------    --------

         Total current liabilities ......      5,398         112           --             (500)          --         5,010
                                            --------    --------       --------       --------       --------    --------

Debt, less current portion ..............      1,100        --             --             --             --         1,100

Commitments and contingencies ...........       --          --             --             --             --          --
                                            --------    --------       --------       --------       --------    --------

Redeemable convertible preferred stock:
     Series A preferred stock ...........     10,610        --   (1)    (10,610)          --             --          --
     Series A-1 preferred stock .........      2,272        --   (1)     (2,272)          --             --          --
                                            --------    --------       --------       --------       --------    --------

         Total redeemable convertible
            preferred stock .............     12,882        --          (12,882)          --             --          --
                                            --------    --------       --------       --------       --------    --------

Shareholders' equity:
     Common stock .......................      1,148         165 (1)     12,882 (2)       (165)(3)    (13,933)         97
     Additional paid-in capital .........       --        19,446           --   (2)    (16,895)(3)     13,933      16,484
     Accumulated deficit ................    (16,474)    (18,574)          --   (2)     18,574           --       (16,474)
     Retained earnings during development
        stage ...........................       --         1,014           --   (2)     (1,014)          --          --
                                            --------    --------       --------       --------       --------    --------

         Total shareholders' equity .....    (15,326)      2,051         12,882            500           --           107
                                            --------    --------       --------       --------       --------    --------

           Total liabilities, redeemable
              convertible preferred stock
              and shareholders' equity ..   $  4,054    $  2,163       $   --         $   --         $   --      $  6,217
                                            ========    ========       ========       ========       ========    ========

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
For the Six Months Ended June 30, 2005
(in thousands)

                                                  Historical                                 Pro Forma
                                            --------------------       --------------------------------------------------
                                             Alpha                    Conversion
                                            Innotech     Xtrana           Of                         Restate
                                          Corporation     Inc.        Preferred        Merger        Capital   Consolidated
                                            --------    --------       --------       --------       --------    --------
Revenue:
     Products ...........................   $  5,018    $   --         $   --         $   --         $   --      $  5,018
                                            --------    --------       --------       --------       --------    --------

         Total revenues .................      5,018        --             --             --             --         5,018

Cost of sales:
     Products ...........................      2,773        --             --             --             --         2,773
                                            --------    --------       --------       --------       --------    --------
         Total cost of sales ............      2,773        --             --             --             --         2,773
                                            --------    --------       --------       --------       --------    --------
              Gross profit ..............      2,245        --             --             --             --         2,245
                                            --------    --------       --------       --------       --------    --------
Operating expenses:
     Sales and marketing ................      2,428        --             --             --             --         2,428
     Research and development ...........        807        --             --             --             --           807
     General and administrative .........        643         264           --   (2)       (264)          --           643
                                            --------    --------       --------       --------       --------    --------
         Total operating expenses .......      3,878         264           --             (264)          --         3,878
                                            --------    --------       --------       --------       --------    --------
              Loss from operations ......      (1,633)      (264)          --              264           --        (1,633)

Other income (expense):
     Interest expense ...................       (159)       --             --             --             --          (159)
     Other income (expense), net ........         (5)         22           --   (2)        (22)          --            (5)
                                            --------    --------       --------       --------       --------    --------
         Total other income (expense) ...       (164)         22           --              (22)          --          (164)
                                            --------    --------       --------       --------       --------    --------
              Net Loss ..................     (1,797)       (242)           --             242           --        (1,797)

Accretions on preferred stock ...........       (428)       --  (1)         428           --             --          --
                                            --------    --------       --------       --------       --------    --------
     Net loss applicable to common
        stockholders ....................   $ (2,225)   $   (242)      $    428       $    242       $   --      $ (1,797)
                                            ========    ========       ========       ========       ========    ========

Basic and diluted net loss per share ....   $  (0.28)   $  (0.15)          --             --             --      $  (0.18)
                                            ========    ========       ========       ========       ========    ========
Number of shares used in computing
   basic and diluted net loss per share .      8,073       1,653           --             --             --         9,726
                                            ========    ========       ========       ========       ========    ========

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
For the Year ended December 31, 2004
(in thousands)

                                                  Historical                                 Pro Forma
                                            --------------------       --------------------------------------------------
                                             Alpha                    Conversion
                                            Innotech     Xtrana           Of                         Restate
                                          Corporation     Inc.        Preferred        Merger        Capital   Consolidated
                                            --------    --------       --------       --------       --------    --------
Revenue:
     Products ............................  $ 10,511    $   --         $   --         $   --         $   --      $ 10,511
     Grants ..............................      --           102           --   (2)       (102)          --          --
                                            --------    --------       --------       --------       --------    --------
         Total revenues ..................    10,511         102           --             (102)          --        10,511

Cost of sales:
     Products ............................     5,378        --             --             --             --         5,378
     Grants ..............................      --            79           --   (2)        (79)          --          --
                                            --------    --------       --------       --------       --------    --------
         Total cost of sales .............     5,378          79           --              (79)          --         5,378
                                            --------    --------       --------       --------       --------    --------
              Gross profit ...............     5,133          23           --              (23)          --         5,133
                                            --------    --------       --------       --------       --------    --------
Operating expenses:
     Sales and marketing .................     3,925        --             --             --             --         3,925
     Research and development ............     1,963          99           --   (2)        (99)          --         1,963
     General and administrative ..........     1,968       1,492           --   (2)     (1,492)          --         1,968
                                            --------    --------       --------       --------       --------    --------
         Total operating expenses ........     7,856       1,591           --           (1,591)          --         7,856
                                            --------    --------       --------       --------       --------    --------
              Loss from operations .......    (2,723)     (1,568)          --            1,568           --        (2,723)

Other income (expense):
     Interest expense ....................      (574)       --             --             --             --          (574)
     Other income (expense), net .........        (1)         16           --   (2)        (16)          --           (1)
     Reserve for loss on note receivable .      --          (500)          --   (2)        500           --          --
     Gain on sale of intellectual property      --         3,310           --   (2)     (3,310)          --          --
                                            --------    --------       --------       --------       --------    --------
         Total other income (expense) ....      (575)      2,826           --           (2,826)          --          (575)
                                            --------    --------       --------       --------       --------    --------
              Net Loss ...................    (3,298)      1,258           --           (1,258)          --        (3,298)

Accretions on preferred stock ............      (704)       --   (1)        704           --             --          --
                                            --------    --------       --------       --------       --------    --------
     Net loss applicable to common
        stockholders .....................  $ (4,002)   $  1,258       $    704       $ (1,258)      $   --      $ (3,298)
                                            ========    ========       ========       ========       ========    ========

Basic and diluted net loss per share .....  $  (0.50)   $  (0.76)          --             --             --      $  (0.34)
                                            ========    ========       ========       ========       ========    ========

Number of shares used in computing basic
   and diluted net loss per share ........     8,072       1,653           --             --             --         9,725
                                            ========    ========       ========       ========       ========    ========

        NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION


1.       Accounting treatment applied as a result of the merger

         The transaction is being accounted for as a reverse acquisition and recapitalization. Alpha CA is the acquirer for accounting purposes. Xtrana is the issuer. The historical financial statements for the periods prior to the acquisition become those of the acquirer. In a recapitalization, historical stockholders' equity of the acquirer prior to the merger is retroactively restated for the equivalent number of shares received in the merger after giving effect to any difference in par value of the issuer's and acquirer's stock with an offset to additional paid-in capital. Accumulated deficit of the acquirer is carried forward after the acquisition. Operations prior to the merger are those of the accounting acquirer. Earnings per share for the periods prior to the merger are restated to reflect the equivalent number of shares outstanding.

2. Shares issued and outstanding prior to the merger, as of June 30, 2005, were as follows:

     Xtrana:
         Common Stock                                            16,533,269

     Alpha CA:
         Series A Redeemable Convertible Preferred Stock         10,533,334
         Series A-1 Redeemable Convertible Preferred Stock        7,343,418
         Common Stock                                            23,180,587

3. The following is a reconciliation of the shares used in calculating the per share information as of June 30, 2005:

                     Type           Original                       Number
                      Of             Shares       Conversion         Of
 Entity              Stock        Outstanding       Factor         Shares
---------------    ----------     -----------     ----------     -----------

 Xtrana             Common         16,533,269            .10       1,653,327
                                                                 -----------

 Alpha CA           Series A       10,533,334       .3033634       3,195,428
 Alpha CA           Series A-1      7,343,418       .3033634       2,227,724
 Alpha CA           Common         23,180,587       .1142909       2,649,330
                                                                 -----------

      Alpha CA                                                     8,072,482
                                                                 -----------

          Total                                                    9,725,809
                                                                 ===========

4. The following is a reconciliation of the shares used in calculating the per share information as of December 31, 2004:

                       Type         Original                       Number
                        Of           Shares       Conversion         Of
Entity                Stock       Outstanding       Factor         Shares
---------------    -----------    -----------     ----------    ------------

 Xtrana             Common         16,533,269           .10       1,653,327
                                                                -----------

 Alpha CA           Series A       10,533,334      .3033634       3,195,428
 Alpha CA           Series A-1      7,343,418      .3033634       2,227,724
 Alpha CA           Common         23,177,526      .1142909       2,648,980
                                                                -----------

      Alpha CA                                                    8,072,132
                                                                 -----------

          Total                                                   9,725,459
                                                                 ===========

5.       Adjustments to the unaudited pro forma consolidated balance sheet

         The adjustments to the unaudited pro forma consolidated balance sheet as of June 30, 2005 have been calculated as if the reverse acquisition occurred on that date and are as follows:


         (1) To reflect the conversion of Alpha CA's preferred stock into Xtrana's common stock.


         (2)      To reflect  the  conversion  of Alpha CA's  common  stock into
                  Xtrana's   common  stock,   the  elimination  of  intercompany
                  transactions, and the reverse acquisition.

         (3) To reflect the revised amounts for common stock and additional paid-in capital subsequent to the reverse acquisition.

6. Adjustments to the unaudited pro forma consolidated statement of operations

         The adjustments to the unaudited pro forma consolidated statements of operations for the periods ended December 31, 2004 and June 30, 2005 have been calculated as if the merger occurred as of January 1, 2004 and are as follows:

         (1)      To eliminate accretion on preferred stock.

         (2) To eliminate the operations of Xtrana, which will not be supported after the reverse acquisition.

(c)      EXHIBITS.

         See the Exhibit Index following the signature page of this Current Report on Form 8-K for a list of the exhibits filed herewith.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          XTRANA, INC.



Date:    October 7, 2005                  By:      /S/ HASEEB CHAUDHRY
                                               ---------------------------------
                                               Haseeb Chaudhry
                                               Chief Executive Officer

                                  EXHIBIT INDEX

EXHIBIT
NUMBER                                   DESCRIPTION
-------       ------------------------------------------------------------------

2.1 Agreement and Plan of Merger dated as of December 14, 2004, by and among Xtrana, Inc., AIC Merger Corp. and Alpha Innotech Corporation. (Incorporated by reference to the Registrant's Current Report Form 8-K filed on December 17, 2004)

2.1.1 Amendment No. 1 to Agreement and Plan of Merger dated as of December 14, 2004, by and among Xtrana, Inc., AIC Merger Corp. and Alpha Innotech Corporation. (Incorporated by reference to the Registrant's Current Report Form 8-K filed on April 12, 2005)

2.1.2 Amendment No. 2 to Agreement and Plan of Merger dated as of December 14, 2004, by and among Xtrana, Inc., AIC Merger Corp. and Alpha Innotech Corporation. (Incorporated by reference to the Registrant's Current Report Form 8-K filed on July 11, 2005)

2.1.3 Amendment No. 3 to Agreement and Plan of Merger dated as of December 14, 2004, by and among Xtrana, Inc., AIC Merger Corp. and Alpha Innotech Corporation. (Incorporated by reference to the Registrant's Current Report Form 8-K filed on August 26, 2005)

3.1           Certificate of Incorporation

3.1.1         Certificate of Amendment to Certificate of Incorporation

10.1*         Alpha Innotech Corporation 1999 Stock Option Plan

10.2*         Alpha Innotech Corporation 2001 Management Incentive Plan

10.3*         Employment  Agreement  between Alpha Innotech  Corporation and Mr.
              Chaudhry dated as of May 11, 2001.

10.4*         Amendment  to  Employment   Agreement   between   Alpha   Innotech
              Corporation and Mr. Chaudhry dated as of April 6, 2005.

10.5*         Employment  Agreement  between Alpha Innotech  Corporation and Mr.
              Ray dated as of May 11, 2001.

10.6*         Amendment  to  Employment   Agreement   between   Alpha   Innotech
              Corporation and Mr. Ray dated as of April 6, 2005

10.7          Secured  Promissory Note issued to Alexandria  Finance,  LLC dated
              April 8, 2005

10.8          Loan and Security  Agreement with BFI Business Finance dated March
              9, 2004

21.1          Subsidiaries.

99.1          Press  Release  dated  October 4, 2005  announcing  closing of the
              Merger.

99.2 Unaudited consolidated interim financial statements of Alpha Innotech Corporation as of and for the three and six months ended June 30, 2005.

*Management contract.